EXHIBIT 10.7

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this “Agreement”) dated as of January 26, 2012, is among SIR WINDSOR ON THE RIVER, LLC, a Delaware limited liability company (“Pledgor”), The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture (as hereinafter defined) and as custodian hereunder (the “Trustee”), and PNC Bank, National Association, as issuer of the hereinafter defined Letter of Credit (“Lender”).

RECITALS

The parties acknowledge the following:

A. The Iowa Finance Authority (the “Issuer”) has issued $24,000,000 of its Taxable Variable Rate Demand Multifamily Housing Revenue Bonds (Windsor on the River, LLC Project), Series 2007B (as the same have been converted into an equal aggregate principal amount of the Issuer’s Variable Rate Demand Multifamily Housing Revenue Bonds (Windsor on the River, LLC Project), Series 2007A pursuant to the terms and conditions set forth in the Indenture, the “Bonds”) under an Indenture of Trust dated as of May 1, 2007 (the “Indenture”) between the Issuer and the Trustee.

B. In connection with the Bonds, Pledgor shall cause Lender to issue its irrevocable direct-pay letter of credit in favor of the Trustee (the “Letter of Credit”) pursuant to a Reimbursement and Credit Agreement dated as of January 26, 2012 (such Agreement, as amended, revised, supplemented or restated from time to time, the “Reimbursement Agreement”) among Pledgor and Lender. Capitalized terms not otherwise defined herein shall have the meanings given them in the Reimbursement Agreement.

C. The Indenture requires the Trustee to purchase Bonds from the owners thereof or, if the Bonds are in book entry form, the beneficial ownership interests therein on such terms and conditions as are set forth in the Indenture and to register such purchased Bonds or beneficial ownership interests to the extent the purchase price for such purchase is obtained by a drawing under the Letter of Credit (any of such Bonds or beneficial ownership interests so purchased from a draw under the Letter of Credit being hereafter referred to as the “Pledged Bonds”) as directed by Lender.

D. To secure repayment of Pledgor’s obligations under the Reimbursement Agreement, Pledgor shall grant to Lender a security interest in the Pledged Bonds and other collateral, all as more fully hereinafter set forth.

E. It is a condition precedent to the obligation of Lender to issue the Letter of Credit and to enter into the Reimbursement Agreement that Pledgor and Trustee shall have executed and delivered this Pledge Agreement to Lender.

AGREEMENTS

In consideration of the Recitals and in order to induce Lender to enter into the Reimbursement Agreement and issue the Letter of Credit thereunder, Pledgor and Trustee hereby agree with Lender as follows:

1. Defined Terms. Unless otherwise defined herein, terms defined in the Reimbursement Agreement shall have such defined meanings when used herein.

2. Pledge. Pledgor hereby pledges, assigns, hypothecates, transfers and delivers to Lender or its designee all its right, title and interest in, and grants to Lender a first-priority lien upon, (a) the Pledged Bonds as the same may from time to time either (i) be delivered to or held by the Trustee in the name of Lender or its nominee pursuant to Article V of the Indenture or (ii) if the Depository Trust Company or its nominee (“DTC”) is the registered owner of all Bonds, be registered in the name of DTC with Lender’s interest in such Bonds recorded by DTC on its books or by the Trustee on its books, as appropriate and all interest thereon, (b) all proceeds of the Pledged Bonds and (c) subject to the rights of the Trustee under the Bond Documents (as defined in the Indenture), all monies in all accounts created under the Indenture or the other Bond Documents, including, without limitation, the Bond Fund and the Project Fund (each, as defined in the Indenture) and all rights of Pledgor under the Bond Documents with respect to such monies (all property at any time pledged to Lender hereunder and all income therefrom and proceeds thereof are referred to herein collectively as the “Collateral”), all as collateral security for (x) the prompt and complete payment of all amounts payable to Lender under the Reimbursement Agreement and the other Credit Documents, (y) the performance and observance of all covenants, terms, and conditions upon which the Letter of Credit is issued, including without limitation the covenants, terms, and conditions set forth in the Reimbursement Agreement, and (z) the performance of the covenants herein contained and any monies expended by Lender in connection therewith (collectively, the “Obligations”). Pledgor hereby agrees that the Trustee shall act as the agent and bailee of Lender for the purpose of perfecting the lien of this Pledge Agreement and of holding the Collateral for the benefit of Lender pursuant to the Indenture.

3. Payments on the Pledged Bonds. If, while this Pledge Agreement is in effect, Pledgor shall become entitled to receive or shall receive any payment in respect of the Pledged Bonds either (a) pursuant to a remarketing of the Pledged Bonds under the Indenture, (b) pursuant to any redemption or maturing of the Pledged Bonds, or (c) as interest on the Pledged Bonds (collectively the “Proceeds”), Pledgor agrees to accept the same as Lender’s agent, to hold the same in trust on behalf of Lender and to deliver the same forthwith to Lender. Pledgor instructs and authorizes Trustee to hold and receive on Lender’s behalf and to deliver forthwith to Lender any payment received by it in respect of the Collateral (including the proceeds of any remarketing of the Pledged Bonds). All such payments in respect of the Pledged Bonds which are paid to Lender shall be credited against the Obligations of Pledgor to Lender as Lender may determine.

4. Release of Pledged Bonds. Lender agrees to release the Pledged Bonds from the lien of this Agreement and deliver the Pledged Bonds to the Remarketing Agent in accordance with Section 2.02 of the Reimbursement Agreement.

5. Rights of Lender. Lender shall not be liable for failure to collect the Obligations or for failure to realize upon any collateral security or guarantee therefor, or any part thereof, or for any delay in so doing nor shall Lender be under any obligation to take any action whatsoever with regard thereto. If an Event of Default under the Reimbursement Agreement has occurred and is continuing, Lender may thereafter without notice exercise all rights, privileges or options pertaining to any Collateral as if it were the absolute owner thereof, upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but Lender shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

6. Remedies. In the event that any portion of the Obligations has been declared due and payable, Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker’s board or at any of Lender’s offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to Lender upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived or released. Lender shall pay over the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any and all of the Collateral or in any way relating to the rights of Lender hereunder, including reasonable attorney’s fees and legal expenses, to the payment in whole or in part of the Obligations in such order as Lender may elect, and only after so paying over such net proceeds and after the payment by Lender of any other amount required by any provision of law, including, without limitation, the Uniform Commercial Code of the Commonwealth of Pennsylvania (the “UCC”), need Lender account for the surplus, if any, to Pledgor. Lender agrees to give Pledgor, Trustee and Issuer not less than ten (10) Business Days’ prior written notice of the time and place of any public sale and of the time after which a private sale or other intended disposition is to take place. Pledgor agrees that such notice is reasonable notification of such matters. No notification need be given to Pledgor if it has signed after an Event of Default a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to it in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, Lender shall have all the rights and remedies of a secured party under the UCC. Pledgor further agrees to waive and agree not to assert any rights or privileges which it may acquire under Section 9-623 of the UCC (as such section may be renumbered from time to time) and Pledgor shall be liable for the deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all amounts to which Lender is entitled, and the reasonable fees of any attorneys employed by Lender to collect such deficiency.

7. Representations, Warranties and Covenants of Pledgor. Pledgor represents and warrants that: (a) on the date of delivery to Lender or its designee of any Pledged Bonds in accordance with Section 2 hereof, no other Person will have any right, title or interest in and to the Pledged Bonds; (b) it has, and on the date of delivery to Lender or its designee of any Pledged Bonds, it will have, full power, authority and legal right to pledge all of its right, title and interest in and to the Collateral pursuant to this Agreement; (c) this Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable in accordance with its terms; (d) no consent of any other party (including, without limitation, any creditors of Pledgor) and no consent, license, permit, approval or authorization of exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by Pledgor in connection with the execution, delivery or performance of this Agreement; (e) the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the organizational documents of Pledgor or of any securities issued by Pledgor or of any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which Pledgor is a party or which purports to be binding upon Pledgor or upon any of its assets and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of Pledgor except as contemplated by this Agreement; and (f) the pledge, assignment and delivery of such Pledged Bonds and the Proceeds thereof are subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of Pledgor which would include the Pledged Bonds. Pledgor covenants and agrees that it will defend Lender’s right, title and security interest in and to the Collateral against the claims and demands of all persons whomsoever; and covenants and agrees that it will have like title to and right to pledge to Lender the Collateral hereunder and will likewise defend Lender’s right thereto and security interest therein.

8. No Disposition, Etc. Except as otherwise provided in the Indenture with respect to the Pledged Bonds, in each case sold by the Remarketing Agent, Pledgor agrees that it will not, without the prior written consent of Lender, sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, nor will it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Agreement.

9. Power of Attorney. Pledgor hereby irrevocably appoints Lender as Pledgor’s attorney-in-fact (such agency being coupled with an interest), and as such attorney-in-fact Lender may, without the obligation to do so, in Lender’s name, or in the name of Pledgor, prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve any of Lender’s security interests and rights in or to any of the Collateral, and, if an Event of Default (as defined in the Reimbursement Agreement) occurs and is continuing, take any other action required of Pledgor; provided, however, that Lender as such attorney-in-fact shall be accountable only for such funds as are actually received by Lender.

10. Sale of Collateral. (a) Pledgor recognizes that Lender may be unable to effect a public sale of any or all of the Pledged Bonds and accordingly may be compelled to resort to one or more private sales thereof to a restricted group of purchasers. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, so long as Lender has conducted such private sale in good faith, Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Lender shall be under no obligation to delay a sale of any of the Pledged Bonds for the period of time necessary to permit the registration of such securities for public sale under the Securities Act of 1933 or under applicable state securities laws.

(b) Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sales of any portion or all of the Pledged Bonds valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at Pledgor’s expense. Pledgor further agrees that a breach of any of the covenants contained in this Section 10 will cause irreparable injury to Lender, that Lender has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this paragraph shall be specifically enforceable against Pledgor and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred or is continuing under the Reimbursement Agreement.

11. Collateral Agency Agreement.

(a) Lender hereby appoints Trustee as agent and bailee for Lender on the terms and conditions of this Section 11, and Trustee hereby accepts such appointment and agrees with Lender to act as agent without compensation separate from that provided to Trustee pursuant to the Indenture, except as otherwise provided in Section 15 hereof.

(b) The duties of Trustee as agent under this Agreement shall be as follows:

(i) Trustee shall hold in trust for Lender all Pledged Bonds purchased by Trustee with payments made under the Letter of Credit pursuant to the Indenture, all proceeds thereof and all other amounts held by Trustee and payable to Lender pursuant to the Indenture; and

(ii) upon remarketing of the Pledged Bonds, Trustee shall deliver to Lender the proceeds of such remarketing and all other amounts received by Trustee and payable to Lender pursuant to the Indenture.

(c) Trustee shall not pledge, hypothecate, transfer or release all or any part of the Collateral to any other Person or in any manner not in accordance with this Section 11 without the prior written consent of Lender.

(d) Neither Trustee nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Section 11 (except for its or such Person’s own negligence or willful misconduct). Trustee undertakes to perform only such duties as are expressly set forth herein. Trustee may rely, and shall be protected in acting or refraining from acting, upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party. Trustee may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. Notwithstanding any provision to the contrary contained herein, Trustee shall not be relieved of liability arising in connection with its own gross negligence or willful misconduct.

12. Further Assurances. Pledgor agrees that at any time and from time to time within a reasonable time after its receipt of written request from Lender, Pledgor will execute and deliver such further documents and do such further acts and things as Lender may reasonably request in order to effect the purposes of this Agreement.

13. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14. No Waiver; Cumulative Remedies. Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by Lender, and then only to the extent therein set forth. A waiver by Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Lender would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of Lender, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

15. Waivers; Amendments; Applicable Law. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by all parties hereto. This Agreement and all obligations of the Pledgor hereunder shall be binding upon the successors and assigns of the Pledgor, and shall, together with the rights and remedies of Lender hereunder, inure to the benefit of Lender and its successors and assigns. This Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania.

16. Fees and Expenses. The Pledgor agrees to pay and reimburse the Trustee and Lender for and, except to the extent of any liability to a third party arising from the gross negligence or willful misconduct of Trustee or Lender, as applicable, indemnify and hold them harmless against all costs, expenses, taxes and fees (including reasonable attorneys’ fees and disbursements) and any liability incurred in connection with the administration and enforcement of this Agreement. Such undertaking of the Pledgor shall survive the termination of this Agreement.

17. Termination. This Agreement shall terminate upon the expiration of the Letter of Credit and payment in full and the performance and satisfaction of all Obligations, and upon such termination, Lender and Trustee shall assign, transfer and deliver without recourse and without warranty the Collateral to Pledgor (and any property received in respect thereof) as has not theretofore been sold or otherwise applied pursuant to the provisions of this Agreement.

18. Counterparts. This Agreement may be signed in any number of counterpart copies, and all such copies shall constitute one and the same Instrument.

[Signature Page Follows]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Joan Blume
Name: Joan Blume
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Sandeep K. Patel
Name: Sandeep K. Patel
Title: Vice President

SIR WINDSOR ON THE RIVER, LLC, a Delaware limited liability company

By:	Steadfast Income Advisor, LLC, a Delaware limited liability company, its Manager

By:	/s/ Rodney F. Emery
Name: Rodney F. Emery
Title: CEO and President